UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On April 26, 2012, Aware, Inc. (“Aware”) entered into a Wireless Portfolio Patent Purchase Agreement (the “Agreement”) with Intel Corporation ( “Intel”), whereby Aware agreed to sell selected patents and patent applications to Intel (the “Transaction”).

Under the terms of the Agreement, Aware agreed to sell to Intel for $75 million, patents, patent applications and certain related rights (the “Assigned Patent Rights”) relating to WiFi (802.11n/ac), LTE and Wireline Home Networking.

The closing of the Transaction is subject to a number of conditions, including:

●	that Aware shall have delivered to Intel certain correspondence, docket information and prosecution history files related to the Assigned Patent Rights;

●	that the representations and warranties of Aware made by Aware in the Agreement were true and correct on April 26, 2012 and the date of the closing;

●	that Aware has performed in all respects all agreements and covenants required to be performed by it under the Agreement before the date of the closing;

●	that none of the Assigned Patent Rights has expired or been deemed withdrawn or abandoned as of April 26, 2012 or the closing date;

●	that any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated;

●	that any other regulatory approvals or required consents of third parties shall been obtained; and

●
that no restraining order or injunction has been issued by a governmental entity preventing the consummation of the Transaction or limiting or restricting Intel’s ownership of the Assigned Patent Rights.

Each of Aware and Intel has agreed to use reasonable efforts to carry out the closing of the Transaction no later than June 25, 2012.   Either Aware or Intel may terminate the Agreement under certain circumstances if the closing of the Transaction has not occurred by October 19, 2012.

Aware has agreed that it shall not directly or indirectly solicit, accept, initiate or encourage submission of, or negotiate with, any person or entity other than Intel with respect to a transaction related to or that may affect the Assigned Patent Rights.

Aware made various representations and warranties to Intel in the Agreement, including with respect to (i) Aware’s authority to enter into the Agreement; (ii) statements that Aware and inventors of the Assigned Patent Rights made to any standards-setting bodies; (iii) Aware’s title to the Assigned Patent Rights; (iv) the validity and enforceability of the Assigned Patent Rights; (v) Aware’s enforcement of the Assigned Patent Rights; (vi) patent office proceedings involving the Assigned Patent Rights; (vii) maintenance fees and the like concerning the Assigned Patent Rights; and (viii) sponsorships and grants concerning the Assigned Patent Rights.

Pursuant to the Agreement, Intel is not liable for, and disclaims any assumption of, any obligations, claims or liabilities of Aware arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights.  Aware has agreed to indemnify and hold harmless Intel from and against any and all such obligations, claims and liabilities.

Aware will file the Agreement as an exhibit to its quarterly report on Form 10-Q for the quarter ended June 30, 2012.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
Co-President and co-Chief Executive
Officer
Date: April 27, 2012